SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K


Current Report


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  October 15, 1999


CATERPILLAR INC.
(Exact name of registrant as specified in its charter)


Delaware
(State or other jurisdiction of incorporation)


1-768
(Commission File Number)


37-0602744
(IRS Employer I.D. No.)


100 NE Adams Street, Peoria, Illinois
(Address of principal executive offices)


61629
(Zip Code)


Registrant's telephone number, including area code:  (309) 675-1000

Item 5.  Other Events

                                                    October 15, 1999


CATERPILLAR REPORTS THIRD-QUARTER PROFIT PER SHARE OF 61 CENTS
--------------------------------------------------------------


     PEORIA, Ill. -- Caterpillar Inc. (NYSE: CAT) today reported third-quarter sales and revenues of $4.72 billion, $458 million lower than third-quarter 1998. The decrease was primarily due to an 8 percent decline in physical sales volume, partially offset by a 10 percent increase in Financial Products revenues.
     Profit of $219 million or 61 cents per share, was $117 million less than 1998's third quarter of $336 million. The decrease was due primarily to lower sales volume, lower price realization and an unfavorable change in product sales mix. Lower selling, general and administrative (SG&A) and research and development (R&D) costs partially offset these unfavorable items.

     "Lower retail sales in several key geographic and industry segments caused a decline in company sales this quarter," said Caterpillar Chairman and CEO Glen Barton. "While sales of large machines remained weak, truck engine sales continued at historic high levels and demand for large reciprocating engines is picking up. The diversity of our business continues to provide positive contributions to results and the organization has demonstrated its ability to effectively manage costs during a period of lower volume."
     "We expect company sales and revenues to decline about 5 percent in 1999 from the record level set in 1998. In 2000, better worldwide growth, higher commodity prices and less dealer inventory reduction should generate higher sales for both machines and engines."

HIGHLIGHTS
----------

THIRD-QUARTER 1999 COMPARED WITH THIRD-QUARTER 1998
---------------------------------------------------
* Sales and revenues of $4.72 billion were $458 million or 9 percent lower than the third-quarter 1998.

* Revenues from Financial Products increased 10 percent.

* Sales inside the United States were 47 percent of worldwide sales compared with 51 percent a year ago.

* Machinery and Engines SG&A and R&D expenses were reduced 8 percent and 7 percent, respectively, from third-quarter 1998.

* Profit of $219 million and profit per share of 61 cents were down 35 percent and 34 percent, respectively, from third-quarter 1998. Profit per share continues to benefit from the company's share repurchase programs.

* 1.2 million shares were repurchased during the quarter under the program announced in October 1998 to reduce the number of shares outstanding to 320 million within the next three to five years. On September 30, 1999 there were 354.6 million shares outstanding (359.2 million assuming dilution).

OUTLOOK
-------

     We expect full-year 1999 sales and revenues to be lower than previously anticipated, about 5 percent below 1998, and profit per share to be about $3.00. Based on our preliminary outlook, increases in both sales and profits are expected in 2000. (Complete outlook begins on page 8.)

DETAILED ANALYSIS
-----------------

THIRD-QUARTER 1999 COMPARED WITH THIRD-QUARTER 1998
---------------------------------------------------

     Sales and revenues for third-quarter 1999 were $4.72 billion, $458 million lower than third-quarter 1998. The decrease was primarily due to an 8 percent decrease in physical sales volume, partially offset by a 10 percent increase in Financial Products revenues. Profit of $219 million was $117 million less than third-quarter 1998. The decrease was due primarily to lower sales volume, lower price realization (primarily geographic mix) and an unfavorable change in product sales mix. Lower selling, general and administrative (SG&A) and research and development (R&D) costs, as well as higher other income (primarily foreign exchange) partially offset these unfavorable items. Profit per share of 61 cents was down 31 cents from third-quarter 1998.

MACHINERY AND ENGINES
---------------------
                               Sales Table
                               -----------

     (Millions of                North              Latin     Asia/
       dollars)       Total     America   EAME*    America   Pacific
                     --------  --------  -------  --------  --------
Third-Quarter 1999

   Machinery           $2,661    $1,373     $737      $205      $346
   Engines  **          1,761       925      493       173       170
                     --------  --------  -------  --------  --------
                       $4,422    $2,298   $1,230      $378      $516
                     ========  ========  =======  ========  ========

Third-Quarter 1998

   Machinery           $3,229    $1,963     $733      $299      $234
   Engines  **          1,677       795      589       150       143
                     --------  --------  -------  --------  --------
                       $4,906    $2,758   $1,322      $449      $377
                     ========  ========  =======  ========  ========

*  Europe, Africa & Middle East and Commonwealth of Independent States

** Does not include internal engine transfers of $281 million and $319 million in 1999 and 1998, respectively. Internal engine transfers are valued at prices comparable to those for unrelated parties.


     Machinery sales were $2.66 billion, a decrease of $568 million or 18 percent from third-quarter 1998. The lower sales resulted primarily from a 14 percent decrease in physical sales volume due to lower sales to end users and a larger reduction in dealer new machine inventory than occurred in the third quarter last year. Price realization also declined primarily due to unfavorable geographic mix.

     Sales rose in the Asia/Pacific region, remained near year-earlier levels in EAME and declined elsewhere. In North America, sales fell due to lower retail industry demand and the reduction of dealer new machine inventories. In EAME, higher retail demand led to higher s ales in Europe while the opposite occurred in Africa & Middle East and Commonwealth of Independent States (CIS). In the Asia/Pacific region, sales were higher due to a reversal of last year's reduction in dealer new machine inventories and improved retail demand. In Latin America, sales were lower due to the decline in retail industry demand.

     Engine sales were $1.76 billion, an increase of $84 million from third-quarter 1998, reflecting a 4 percent increase in physical sales volume and slightly better price realization (primarily geographic mix).
     Sales were up in North America, Asia/Pacific and Latin America reflecting higher sales in on-highway truck and power generation applications. Sales of large engines into the petroleum sector were lower due to the impact of last year's drop in oil prices.
In North America, sales were up in both the United States and Canada due to the very strong on-highway truck market and an increased share of industry sales, as well as higher demand for power generation applications. Sales were lower in EAME reflecting the impact of weak growth in Africa & Middle East, low oil prices, and continued weakness in the agricultural equipment sector. Sales were up in Asia/Pacific as higher sales of reciprocating engines more than offset a decline in turbine engines. In Latin America, sales began to improve from last year's levels as economic growth picked up.


                        Operating Profit Table
                        ----------------------

(Millions of dollars)     Third-Quarter 1999    Third-Quarter 1998
                          ------------------    ------------------

Machinery                        $160                   $344
Engines                           141                    106
                                 ----                   ----
                                 $301                   $450
                                 ----                   ----

Caterpillar operations are highly integrated; therefore, the company uses a number of allocations to determine lines of business operating profit.


Machinery operating profit decreased $184 million, or 53 percent from third-quarter 1998. Margin (sales less cost of goods sold) declined primarily due to the lower sales volume and price realization, as well as the impact of lower production volumes on manufacturing efficiencies. SG&A and R&D expenses were lower reflecting the impact of ongoing cost reduction actions.

     Engine operating profit increased $35 million, or 33 percent from third-quarter 1998 due to the higher sales volume and slightly better price realization. SG&A and R&D expenses were about the same.

     Interest expense was $3 million higher than a year ago.

     Other income/expense reflects a net increase in income of $23 million due mostly to a favorable change in foreign exchange gains and losses.

FINANCIAL PRODUCTS
------------------
     Revenues for the third quarter were $326 million, up $30 million or 10 percent compared with third-quarter 1998. The increase resulted primarily from continued growth in Cat Financial's portfolio.
     Before tax profit decreased $15 million or 19 percent from third-quarter 1998. Less favorable reserve adjustments at Caterpillar Insurance Co. Ltd. (Cat Insurance) were the principal cause of the lower profit.

INCOME TAXES
------------
     Third-quarter 1999 tax expense reflects an effective annual tax rate of 32 percent. Third-quarter 1998 tax expense reflected a 32 percent rate and a favorable adjustment of $13 million to recognize the impact of a tax rate change from 33 percent to 32 percent for the first six months of 1998.

UNCONSOLIDATED AFFILIATED COMPANIES
-----------------------------------
     The company's share of unconsolidated affiliated companies' results declined $7 million from a year ago, primarily due to weaker results at Shin Caterpillar Mitsubishi Ltd. and the conversion of F.G. Wilson from an affiliated company to a consolidated subsidiary.


SUPPLEMENTAL INFORMATION
------------------------

Dealer Machine Sales to End Users and Deliveries to Dealer Rental
Operations

     Sales and deliveries in North America were below third-quarter 1998 levels. Sales were lower in both the United States and Canada reflecting lower industry demand. Sales were lower in all sectors except metals mining. Slower growth in dealer rental operations also contributed to lower deliveries.
     Sales and deliveries in the EAME region declined slightly as lower sales in Africa & Middle East and CIS more than offset higher sales in Europe. Germany, France, Italy, Spain and the United Kingdom all posted higher sales while South Africa, Turkey and

Russia posted lower sales. For EAME as a whole, sales were lower in most applications, with the exception of highway construction and forestry where sales were higher. The decrease in sales was partially offset by higher deliveries to dealer rental operations.
     Sales and deliveries in Latin America fell due to recession and weak growth throughout much of the region over the past year. Sales in the third quarter were lower in all key countries, except Peru, where sales improved. Sales were lower in most major applications.
     Sales and deliveries in Asia/Pacific exceeded year-earlier levels as higher sales in developing countries and Japan more than offset lower sales in Australia. Sales were higher in India, Indonesia, China, Korea, Malaysia and Thailand. For the region as a whole, sales were higher in key applications except metals mining, industrial and petroleum.

Dealer Inventories of New Machines

     Worldwide dealer new machine inventories at the end of the third quarter were lower than a year ago and about normal relative to current selling rates. Inventories were lower in Latin America, EAME and Asia/Pacific, and virtually unchanged in North America. At quarter's end, inventories compared with current selling rates were slightly below normal in Asia/Pacific, moderately below normal in EAME, and moderately above normal in Latin America. Inventories in North America, although still declining, were slightly above normal compared with current selling rates.

Engine Sales to End Users and OEMs

     Sales in North America were up as higher demand for on-highway truck engine and power generation applications more than offset lower demand in the petroleum and marine sectors. Sales of on-highway truck engines continued to be very strong due to record industry demand and our increased share of industry sales. Consequently, reciprocating engine sales were up in both the United States and Canada. Turbine engine demand, however, was lower due principally to the impact of low oil prices late last year and early this year on sales into the petroleum sector.
     Sales in EAME were down due to lower sales in both Europe and Africa & Middle East. Weak growth in Africa & Middle East and last year's low oil prices contributed to a decline in turbine engine sales to the petroleum sector.
     Sales in Latin America were lower due to a decline in turbine engine demand reflecting the impact of low oil prices. Sales of reciprocating engines remained near last year's level. Higher sales into the on-highway truck engine sector were more than offset by lower sales into the petroleum and power generation sectors.
     Sales in Asia/Pacific also declined due to the impact of low oil prices as a decrease in petroleum sector sales more than offset an increase in sales to the power generation and marine markets.

CONDENSED CASH FLOW
-------------------

Net free cash flow (profit after tax adjusted for depreciation, changes in working capital, capital expenditures, and dividends) for Machinery and Engines was $569 million for 1999, a decrease of $888 million from 1998. This decrease was primarily due to lower profit after tax and an unfavorable change in working capital.
The unfavorable change in working capital reflects lower benefits from the revolving sale of receivables to Cat Financial, partially offset by the positive impact of a reduction in inventory.


For the Nine Months Ended                           CONSOLIDATED
(Millions of dollars)                         Sept 30,        Sept 30,
                                                1999            1998
                                              --------        -------

Profit after tax                                 $707         $1,212
   Depreciation and amortization                  702            652
   Change in working capital -
      excluding cash, debt and
      dividends payable                          (565)        (1,854)
   Capital expenditures excluding
      equipment leased to others                 (438)          (520)
   Expenditures for equipment
      leased to others, net of disposals         (150)          (150)
   Dividends paid                                (330)          (293)
                                               ------         ------
Net Free Cash Flow                                (74)          (953)
                                               ------         ------

Other significant cash flow items:
   Treasury shares purchased                     (218)          (491)
   Net (increase) decrease in
      long-term finance receivables              (388)          (874)
   Net increase (decrease) in debt              1,143          3,663
   Investments and acquisitions -
      (net of cash acquired)                     (282)        (1,326)
   Prefunding of employee benefit
      plans                                         -              -
   Other                                         (258)           (76)
                                               ------         ------

Change in cash and short-term
   Investments                                   $(77)          $(57)
                                               ======         ======


          ------------------------------------------------


For the Nine Months Ended                       MACHINERY & ENGINES*
(Millions of dollars)                         Sept 30,        Sept 30,
                                                1999            1998
                                              --------        -------

Profit after tax                                 $707         $1,212
   Depreciation and amortization                  559            532
   Change in working capital -
      excluding cash, debt and
      dividends payable                            56            516
   Capital expenditures excluding
      equipment leased to others                 (435)          (516)
   Expenditures for equipment
      leased to others, net of disposals           12              6
   Dividends paid                                (330)          (293)
                                               ------         ------
Net Free Cash Flow                                569          1,457
                                               ------         ------

Other significant cash flow items:
   Treasury shares purchased                     (218)          (491)
   Net (increase) decrease in
      long-term finance receivables                 -              -
   Net increase (decrease) in debt                235            609
   Investments and acquisitions -
      (net of cash acquired)                     (258)        (1,326)
   Prefunding of employee benefit
      plans                                         -              -
   Other                                         (410)          (328)
                                               ------         ------

Change in cash and short-term
   Investments                                   $(82)          $(79)
                                               ======         ======

* Represents Caterpillar Inc. and its subsidiaries, except for Financial Products which is accounted for on the equity basis.
  Note: Lines titled "Change in working capital - excluding cash, debt and dividends payable" and "Capital Expenditures excluding equipment leased to others" exclude $88 million and $91 million, respectively, included in the "Investments and acquisitions -
  (net of cash acquired)" and "Other" lines for the nine months ended September 30, 1999; Lines titled "Change in working capital - excluding cash, debt and dividends payable" and "Capital expenditures excluding equipment leased to others" exclude $10 million and $368 million, respectively, included in the "Investments and acquisitions - (net of cash acquired)" line for the nine months ended September 30, 1998.


          ------------------------------------------------



For the Nine Months Ended                        FINANCIAL PRODUCTS
(Millions of dollars)                         Sept 30,        Sept 30,
                                                1999            1998
                                              --------        -------

Profit after tax                                 $125           $141
   Depreciation and amortization                  143            120
   Change in working capital -
      excluding cash, debt and
      dividends payable                          (620)        (2,370)
   Capital expenditures excluding
      equipment leased to others                   (3)            (4)
   Expenditures for equipment
      leased to others, net of disposals         (162)          (156)
   Dividends paid                                 (36)           (49)
                                               ------         ------
Net Free Cash Flow                               (553)        (2,318)
                                               ------         ------

Other significant cash flow items:
   Treasury shares purchased                        -              -
   Net (increase) decrease in
      long-term finance receivables              (388)          (874)
   Net increase (decrease) in debt                908          3,054
   Investments and acquisitions -
      (net of cash acquired)                      (24)             -
   Prefunding of employee benefit
      plans                                         -              -
   Other                                           62            160
                                               ------         ------

Change in cash and short-term
   Investments                                   $  5           $ 22
                                               ======         ======

EMPLOYMENT
----------
     At the end of the third quarter, Caterpillar's worldwide employment was 67,302 compared with 66,223 one year ago. Acquisitions added 2,517 during this period.


OUTLOOK
-------
Summary

     Company sales and revenues for 1999 are forecast to be lower than previously anticipated, about 5 percent below 1998 levels as lower machine sales will more than offset higher engine sales. The decline in machine sales reflects significant dealer inventory reduction and weaker retail demand in North America, recession in Latin America, pronounced weakness in Africa & Middle East and the impact of low commodity prices on worldwide sales into the mining, oil, agricultural and forestry sectors. Engine sales are up in North America (particularly for on-highway trucks) and in Asia/Pacific, but the increase will not be sufficient to offset the decline in worldwide machine sales. In total, company sales are expected to exceed last year's level in Asia/Pacific, decline slightly in North America and EAME, and decline significantly in Latin America. Given this sales forecast, profit per share is expected to be about $3.00.

North America

     In North America, engine sales are forecast to register another year of outstanding growth, primarily due to continued very strong demand for on-highway truck engines. Engine sales are also forecast to be higher for power generation applications. Machine sales, however, will be lower due to a significant reduction in dealer new machine inventory and to a decline in retail industry demand. For construction and mining equipment, industry sales are expected to be down about 10 percent reflecting the impact of low worldwide commodity prices as well as lower demand in most construction sectors. Sales into the agricultural sector will be down more sharply due to continued depressed commodity prices. In addition, the six-year Federal highway bill has not boosted United States sales this year as much as anticipated due to delays in getting major capital projects underway, although the benefit is still expected in 2000 and 2001. Machine sales in Canada this year will also be down, reflecting the impact of high interest rates late last year and lower commodity prices. In total, company sales for North America will be down this year, as lower machine sales will more than offset higher engine sales.

EAME

     In Western Europe, economic growth has picked up in the second half, particularly in the United Kingdom and Germany. For the year as a whole, machine sales are forecast to be higher due primarily to an increased share of industry sales although unit industry demand will also be up. Engine sales, however, are still expected to be down reflecting weakness in OEM markets, especially for agricultural equipment. In Africa & Middle East, weak growth and low commodity prices will result in lower sales for both machines and engines. Current oil prices should boost sales next year. Sales also will be lower in Russia. For the region as a whole, company sales are forecast to be down primarily due to weakness in Africa & Middle East.

Latin America

     The region is slowly recovering from recessions experienced by many countries over the last fifteen months. Higher oil prices will help a number of countries and interest rates have come down substantially. Mexico is registering solid growth and the Brazilian economy is recovering faster than expected. Venezuela, Chile and Peru are emerging from recession and Argentina has stopped contracting. Colombia and Ecuador have not improved. Demand has recently begun to pick up for the region as a whole, but company sales will still be considerably lower for the year due to the significant decline year-to-date for both machines and engines.

Asia/Pacific

     Recovery has been stronger than expected for both developing Asia and Japan this year. Gross Domestic Product (GDP) for developing Asia is now forecast to grow 5 percent this year and even Japan is now expected to register some growth. In developing Asia, this strong growth combined with infrastructure spending in China should lead to higher sales of both machines and reciprocating engines. Turbine demand, however, is significantly lower due to project delays. In Japan, business conditions are expected to remain relatively weak despite some growth in the economy, keeping industry demand for machines near 1998 levels. In Australia, continued good economic growth should keep sales near last year's level. For the region as a whole, company sales are forecast to be up due to higher industry demand and the expectation that dealers will end the year with more inventory than a year ago.

Preliminary 2000 Outlook

     In North America, United States GDP growth of 3 percent should lead to another year of very strong engine sales, particularly for on-highway trucks. Industry demand for machines is expected to increase moderately in Canada and decline slightly in the United States, but company machine sales are forecast to increase as shipments come back into line with retail demand.
     In EAME, sales should increase as the Africa & Middle East region begins to recover and as demand continues to grow in Europe where GDP growth is forecast to approach 3 percent.
     In Latin America, economic recovery should boost GDP growth to 3 to 4 percent, leading to higher sales throughout most of the region.
     In Asia/Pacific, higher sales are forecast for developing Asia as recovery continues and GDP growth remains near 5 percent. Sales in Australia are projected to decline slightly from 1999 levels as economic growth moderates, while demand in Japan should improve from very depressed levels.
     In summary, company sales are forecast to improve in 2000 due to better worldwide growth, higher commodity prices and less dealer inventory reduction. Higher sales are expected in all regions for both machines and engines. Considering this sales forecast, profit is expected to improve from 1999 levels.

                         CATERPILLAR INC.
             CONDENSED CONSOLIDATED RESULTS OF OPERATIONS
                    FOR THE THREE MONTHS ENDED
             (Millions of dollars except per share data)


                                                   CONSOLIDATED
                                              Sept 30,        Sept 30,
                                                1999            1998
                                              --------        -------
Sales and revenues:
   Sales of Machinery & Engines                 $4,422         $4,906
   Revenues of Financial Products                  293            267
                                              --------        -------
       Total sales and revenues                  4,715          5,173
                                              --------        -------

Operating costs:
   Cost of goods sold                            3,470          3,748
   Selling, general, and
      administrative expenses                      616            631
   Research and development expenses               151            163
   Interest expense of Financial Products          142            135
                                              --------        -------
         Total operating costs                   4,379          4,677
                                              --------        -------

Operating Profit                                   336            496

   Interest expense excluding
      Financial Products                            71             68
   Other income (expense)                           62             43
                                              --------        -------

Consolidated profit before taxes                   327            471

   Provision for income taxes                      104            138
                                              --------        -------
   Profit of consolidated companies                223            333

   Equity in profit of
      unconsolidated affiliates                     (4)             3
   Equity in profit of Financial
      Products subsidiaries                          -              -
                                              --------        -------

Profit                                            $219           $336
                                              ========        =======

EPS of common stock                              $0.62          $0.93
                                              ========        =======
EPS of common stock - assuming dilution          $0.61          $0.92
                                              ========        =======

Weighted average shares
   outstanding (thousands)
      Basic                                    355,042        361,909
      Assuming dilution                        359,876        366,765


          ------------------------------------------------


                         CATERPILLAR INC.
             CONDENSED CONSOLIDATED RESULTS OF OPERATIONS
                    FOR THE THREE MONTHS ENDED
             (Millions of dollars except per share data)


                                                MACHINERY & ENGINES
                                              Sept 30,        Sept 30,
                                                1999            1998
                                              --------        -------
Sales and revenues:
   Sales of Machinery & Engines                 $4,422         $4,906
   Revenues of Financial Products                    -              -
                                              --------        -------
       Total sales and revenues                  4,422          4,906
                                              --------        -------

Operating costs:
   Cost of goods sold                            3,470          3,748
   Selling, general, and
      administrative expenses                      500            545
   Research and development expenses               151            163
   Interest expense of Financial Products            -              -
                                              --------        -------
         Total operating costs                   4,121          4,456
                                              --------        -------

Operating Profit                                   301            450

   Interest expense excluding
      Financial Products                            71             68
   Other income (expense)                           33             10
                                              --------        -------

Consolidated profit before taxes                   263            392

   Provision for income taxes                       81            108
                                              --------        -------
   Profit of consolidated companies                182            284

   Equity in profit of
      unconsolidated affiliates                     (4)             3
   Equity in profit of Financial
      Products subsidiaries                         41             49
                                              --------        -------

Profit                                            $219           $336
                                              ========        =======

* Represents Caterpillar Inc. and its subsidiaries, except for Financial Products which is accounted for on the equity basis.
  Transactions between Machinery and Engines and Financial Products have been eliminated to arrive at the Consolidated data.


          ------------------------------------------------


                         CATERPILLAR INC.
             CONDENSED CONSOLIDATED RESULTS OF OPERATIONS
                    FOR THE THREE MONTHS ENDED
             (Millions of dollars except per share data)


                                                FINANCIAL PRODUCTS
                                              Sept 30,        Sept 30,
                                                1999            1998
                                              --------        -------
Sales and revenues:
   Sales of Machinery & Engines                 $    -         $    -
   Revenues of Financial Products                  326            296
                                              --------        -------
       Total sales and revenues                    326            296
                                              --------        -------

Operating costs:
   Cost of goods sold                                -              -
   Selling, general, and
      administrative expenses                      124             94
   Research and development expenses                 -              -
   Interest expense of Financial Products          149            136
                                              --------        -------
         Total operating costs                     273            230
                                              --------        -------

Operating Profit                                    53             66

   Interest expense excluding
      Financial Products                             -              -
   Other income (expense)                           11             13
                                              --------        -------

Consolidated profit before taxes                    64             79

   Provision for income taxes                       23             30
                                              --------        -------
   Profit of consolidated companies                 41             49

   Equity in profit of
      unconsolidated affiliates                      -              -
   Equity in profit of Financial
      Products subsidiaries                          -              -
                                              --------        -------

Profit                                            $ 41           $ 49
                                              ========        =======

                         CATERPILLAR INC.
             CONDENSED CONSOLIDATED RESULTS OF OPERATIONS
                    FOR THE NINE MONTHS ENDED
             (Millions of dollars except per share data)


                                                   CONSOLIDATED
                                              Sept 30,        Sept 30,
                                                1999            1998
                                              --------        -------
Sales and revenues:
   Sales of Machinery & Engines                $13,841        $14,836
   Revenues of Financial Products                  842            735
                                              --------        -------
       Total sales and revenues                 14,683         15,571
                                              --------        -------

Operating costs:
   Cost of goods sold                           10,791         10,060
   Selling, general, and
      administrative expenses                    1,901          1,852
   Research and development expenses               458            483
   Interest expense of Financial Products          407            357
                                              --------        -------
         Total operating costs                  13,557         13,752
                                              --------        -------

Operating Profit                                 1,126          1,819

   Interest expense excluding
      Financial Products                           203            198
   Other income (expense)                          127            145
                                              --------        -------

Consolidated profit before taxes                 1,050          1,766

   Provision for income taxes                      336            565
                                              --------        -------
   Profit of consolidated companies                714          1,201

   Equity in profit of
      unconsolidated affiliates                     (7)            11
   Equity in profit of Financial
      Products subsidiaries                          -              -
                                              --------        -------

Profit                                            $707         $1,212
                                              ========        =======

EPS of common stock                              $1.99          $3.32
                                              ========        =======
EPS of common stock - assuming dilution          $1.97          $3.28
                                              ========        =======

Weighted average shares
   outstanding (thousands)
      Basic                                    355,772        364,785
      Assuming dilution                        359,897        370,022


          ------------------------------------------------


                         CATERPILLAR INC.
             CONDENSED CONSOLIDATED RESULTS OF OPERATIONS
                    FOR THE NINE MONTHS ENDED
             (Millions of dollars except per share data)


                                                MACHINERY & ENGINES*
                                              Sept 30,        Sept 30,
                                                1999            1998
                                              --------        -------
Sales and revenues:
   Sales of Machinery & Engines                $13,841        $14,836
   Revenues of Financial Products                    -              -
                                              --------        -------
       Total sales and revenues                 13,841         14,836
                                              --------        -------

Operating costs:
   Cost of goods sold                           10,791         11,060
   Selling, general, and
      administrative expenses                    1,567          1,605
   Research and development expenses               458            483
   Interest expense of Financial Products            -              -
                                              --------        -------
         Total operating costs                  12,816         13,148
                                              --------        -------

Operating Profit                                 1,025          1,688

   Interest expense excluding
      Financial Products                           203            198
   Other income (expense)                           31             52
                                              --------        -------

Consolidated profit before taxes                   853          1,542

   Provision for income taxes                      264            482
                                              --------        -------
   Profit of consolidated companies                589          1,060

   Equity in profit of
      unconsolidated affiliates                     (7)            11
   Equity in profit of Financial
      Products subsidiaries                        125            141
                                              --------        -------

Profit                                            $707         $1,212
                                              ========        =======

* Represents Caterpillar Inc. and its subsidiaries, except for Financial Products which is accounted for on the equity basis.
  Transactions between Machinery and Engines and Financial Products have been eliminated to arrive at the Consolidated data.


          ------------------------------------------------


                         CATERPILLAR INC.
             CONDENSED CONSOLIDATED RESULTS OF OPERATIONS
                    FOR THE NINE MONTHS ENDED
             (Millions of dollars except per share data)


                                                FINANCIAL PRODUCTS
                                              Sept 30,        Sept 30,
                                                1999            1998
                                              --------        -------
Sales and revenues:
   Sales of Machinery & Engines                 $    -         $    -
   Revenues of Financial Products                  944            812
                                              --------        -------
       Total sales and revenues                    944            812
                                              --------        -------

Operating costs:
   Cost of goods sold                                -              -
   Selling, general, and
      administrative expenses                      356            267
   Research and development expenses                 -              -
   Interest expense of Financial Products          425            365
                                              --------        -------
         Total operating costs                     781            632
                                              --------        -------

Operating Profit                                   163            180

   Interest expense excluding
      Financial Products                             -              -
   Other income (expense)                           34             44
                                              --------        -------

Consolidated profit before taxes                   197            224

   Provision for income taxes                       72             83
                                              --------        -------
   Profit of consolidated companies                125            141

   Equity in profit of
      unconsolidated affiliates                      -              -
   Equity in profit of Financial
      Products subsidiaries                          -              -
                                              --------        -------

Profit                                            $125           $141
                                              ========        =======

                          CATERPILLAR INC.
                    CONDENSED FINANCIAL POSITION
                      (Millions of dollars)

                                            Consolidated
                                 (Caterpillar Inc. and Subsidiaries)

                                   Sept 30,    Dec. 31,    Sept 30,
                                     1999        1998       1998
                                    --------   --------   --------
Assets
 Current assets:
  Cash and short-term investments       $283       $360       $235
  Receivables - trade and other        3,399      3,660      3,605
  Receivables - finance                4,289      3,516      3,862
  Deferred income taxes                  563        474        432
  Prepaid expenses                       724        607        536
  Inventories                          2,719      2,842      3,116
                                    --------   --------   --------
 Total current assets                 11,977     11,459     11,786

 Property, plant, and
   equipment - net                     4,936      4,866      4,517
 Long-term receivables
   - trade and other                      97         85        124
 Long-term receivables
   - finance                           5,446      5,058      4,755
 Investments in unconsolidated
   affiliated companies                  518        773        769
 Deferred income taxes                   925        955      1,002
 Intangible assets                     1,563      1,241      1,236
 Other assets                            997        691        945
                                    --------   --------   --------
Total Assets                         $26,459    $25,128    $25,134
                                    ========   ========   ========

Liabilities
 Current liabilities:
  Short-term borrowings:
    -- Machinery & Engines              $ 60        $49       $ 47
    -- Financial Products                151        760        536
  Accounts payable                     2,102      2,250      2,366
  Accrued expenses                     1,094        928        946
  Accrued wages, salaries, and
    employee benefits                  1,089      1,217      1,125
  Dividends payable                        -        107          -
  Deferred and current
    income taxes payable                  67         15         97
  Long-term debt due within one year:
     -- Machinery & Engines              152         60         69
     -- Financial Products             2,885      2,179      1,853
                                    --------   --------   --------
 Total current liabilities             7,600      7,565      7,039

 Long-term debt due after one year:
     -- Machinery & Engines            3,125      2,993      2,967
     -- Financial Products             7,222      6,411      6,759
 Liability for post-employment
    benefits                           2,620      2,590      2,714
 Deferred income taxes
    and other liabilities                494        438        485
                                    --------   --------   --------
Total Liabilities                     21,061     19,997     19,964
                                    --------   --------   --------
Stockholders' Equity
 Common stock                          1,044      1,063      1,066
 Profit employed in the business       6,608      6,123      6,037
 Accumulated other comprehensive
    income                               (19)         1         52
 Treasury stock                       (2,235)    (2,056)    (1,985)
                                    --------   --------   --------
Total Stockholders' Equity             5,398      5,131      5,170
                                    --------   --------   --------
Total Liabilities and
    Stockholders' Equity             $26,459    $25,128    $25,134
                                    ========   ========   ========

Certain amounts for 1998 have been reclassified to conform with the 1999 financial statement presentation.

SAFE HARBOR STATEMENT UNDER THE SECURITIES LITIGATION
REFORM ACT OF 1995
------------------------------------------------------

Certain statements contained in our Third Quarter 1999 Financial Release are forward looking and involve uncertainties that could significantly impact expected results. The words "believes," "expects," "estimates," "anticipates," "will be" and similar words or expressions identify forward-looking statements made on behalf of Caterpillar. Uncertainties include factors that affect all international businesses, as well as matters specific to the Company and the markets it serves.

Current Outlook
---------------

Our current outlook calls for recovery to continue throughout Asia and Brazil. Venezuela, Chile and Peru are emerging from recession and Argentina should be stabilizing. If, for any reason, these recoveries falter, sales would likely be lower than anticipated in the affected region. Renewed currency speculation, a significant decline in the stock market (in the region or in the U.S.), or much higher interest rates (in the region or in the U.S.) could result in weaker than anticipated economic growth and sales. Economic recovery could also be delayed or weakened by growing budget or current account deficits or inappropriate government policies.

In particular, our outlook assumes that the Japanese government remains committed to stimulating the economy and that the Brazilian government follows through with promised reforms. A reversal by either government could result in renewed recession. Our outlook also assumes that currency and stock markets remain relatively stable. If currency or stock markets were to decline significantly, uncertainty would increase and interest rates could move higher, both of which would probably result in slower economic growth and lower sales.

The outlook for our sales also depends on commodity prices which are expected to remain near current levels, or trend slightly higher, for the remainder of the year. Oil prices have moved up considerably since the start of the year and are expected to remain high for the winter. Gold prices have recently moved higher on announcements of government plans to refrain from selling gold, and we assume gold prices remain near current levels. Agricultural prices are likely to remain weak while most metals prices should be up slightly.
Based on this forecast, equipment sales into sectors that are sensitive to commodity prices are likely to remain relatively weak for the second half.

Stronger than anticipated world growth, particularly in Europe, could lead to a noticeable recovery in commodity prices before year end which could result in greater than expected sales next year. Conversely, weaker than anticipated world economic growth could lead to a drop in commodity prices and lower than expected sales, especially next year. Europe plays a key role in this forecast and our current outlook is for improvement leading to annual average GDP growth of 2.2% or better. If Europe falters, then commodity prices could be weaker.

Russia remains very weak. Political and economic instability are very high and a further deterioration could impact worldwide stock or currency markets, which in turn could weaken Company sales.

Monetary and Fiscal Policies
----------------------------

For most companies operating in a global economy, monetary and fiscal policies implemented in the U.S. and abroad could have a significant impact on economic growth, and, accordingly, demand for a product. For example, if the Federal Reserve raises rates significantly, the U.S. economy could slow abruptly leading to an unanticipated decline in sales. The current outlook is for a further 25 basis point increase over the next three months, which combined with recent increases, should begin to slow GDP growth. Or, the Federal Reserve could fail to cut interest rates quickly enough in response to a significant decline in world stock markets, which also would slow the U.S. economy and negatively impact demand for the Company's products.

In general, high interest rates, reductions in government spending, higher taxes, significant currency devaluations, and uncertainty over key policies are some factors likely to lead to slower economic growth and lower industry demand. The current outlook is for slightly slower U.S. growth in 2000 and not recession. If, for whatever reason, the U.S. were to enter a recession then demand for Company products would fall in the U.S. and Canada and would also be lower throughout the rest of the world.

Political Factors
-----------------

Political factors in the U.S. and abroad also have a major impact on global companies. The Company is one of the largest U.S. exporters as a percentage of sales. International trade and fiscal policies implemented in the U.S. this year could impact the Company's ability to expand its business abroad. U.S. foreign relations with certain countries and any related restrictions imposed could also have a significant impact on foreign sales.

Currency Fluctuations
---------------------

Currency fluctuations are also a significant unknown for global companies. If the U.S. dollar strengthens against foreign currencies, the Company's ability to realize price increases on sales could be negatively impacted. Most of the Company's key competitors have their principal manufacturing operations based in Japan or European countries. The majority of our manufacturing assets are in the United States. Consequently, an overvalued dollar makes our costs relatively higher compared with these competitors. As a major net exporter from the United States, an overvalued dollar, over time, could have an unfavorable impact on our global competitive position.

Dealer Practices
----------------

In addition to these factors, there are uncertainties related to the Company's industry and specific operations. A major factor contributing to the Company's success is its dealer distribution network. Dealer practices, such as changes in inventory levels for both new and rental equipment, are not within the Company's control (primarily because these practices depend upon the dealer's assessment of anticipated sales and the appropriate level of inventory) and may have a significant positive or negative impact on our results.

Other Factors
-------------

The rate of infrastructure spending, housing starts, commercial construction and mining also play a significant role in the Company's results. Our products are an integral component of these activities and as these activities increase or decrease in the U.S. or abroad, demand for our products may be significantly impacted. In 1999, the six-year Federal highway bill has not boosted U.S. sales as much as anticipated due to delays in getting major capital projects underway. If, unexpectedly, these delays continued in the Year 2000, sales could be negatively impacted.

Another factor which can impact company sales and profit is mix. Our outlook assumes a certain geographic mix of sales (higher priced areas vs. lower priced areas) as well as a product mix of sales (machines vs. engines, small vs. large, high margin vs. low margin). Results may be impacted positively or negatively by changes in the mix.

The Company operates in a highly competitive environment and our outlook depends on a forecast of the Company's percentage of industry sales. A reduction in that percentage could result from pricing or product strategies pursued by competitors, unanticipated product or manufacturing difficulties, a failure to price the product competitively, or an unexpected buildup in competitors' new machine or dealer owned rental fleets.

The outlook also depends on our ability to realize price increases. The environment remains very competitive and a repeat of the price discounting that occurred in 1998 would result in lower than anticipated price realization.

This discussion of uncertainties is by no means exhaustive but is designed to highlight important factors that may impact our outlook. Obvious factors such as general economic conditions throughout the world do not warrant further discussion but are noted to further emphasize the myriad of contingencies that may cause the Company's actual results to differ from those currently anticipated.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          CATERPILLAR INC.


                                    By:  /s/ R. Rennie Atterbury III
                                         ---------------------------
                                            R. Rennie Atterbury III
                                                Vice President
Date:  October 15, 1999